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                                                                       EXHIBIT 4

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the references to us in this Registration Statement on Form N-1A under the heading "Investment Advisory and Other Services -- Independent Auditors" relating to GMO U.S. Quality Equity Fund in such Registration Statement.

PricewaterhouseCoopers LLP
Boston, Massachusetts
January 23, 2004